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                                                                 EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 30, 1996, except as to Note 11 which is as of June 5, 1996, relating to the financial statements of Applied Analytical Industries, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



Price Waterhouse LLP
Raleigh, North Carolina
June 5, 1996